Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the prospectus supplement dated September 24, 2024 to the Registration Statement of XChange TEC.INC (formerly FLJ Group Limited) on Form F-3 (File No. 333-258187) of our report dated January 20, 2023, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern with respect to our audits of the consolidated financial statements of XChange TEC.INC as of September 30, 2022 and for each of the two years in the period ended September 30, 2022 appearing in the Annual Report on Form 20-F of XChange TEC.INC for the year ended September 30, 2023.

We were dismissed as auditors on June 30, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in the Annual Report on Form 20-F for the periods after the date of our dismissal. We also consent to the reference to our firm under the heading “Experts” in the prospectus supplement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

September 24, 2024

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com